Exhibit 4.1

DOMINION RESOURCES, INC.

Issuer

TO

THE BANK OF NEW YORK MELLON

(successor to JPMorgan Chase Bank, N.A.)

(formerly known as The Chase Manhattan Bank))

Trustee

Thirty-Ninth Supplemental Indenture

Amending the Twenty-Seventh Supplemental Indenture

Dated as of December 1, 2008

Regarding the

2004 Series C 2.125% Convertible Senior Notes

Due 2023

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THIS THIRTY-NINTH SUPPLEMENTAL INDENTURE AMENDING THE TWENTY-SEVENTH SUPPLEMENTAL INDENTURE (“Thirty-Ninth Supplemental Indenture”) is made as of the first day of December, 2008, by and between DOMINION RESOURCES, INC., a Virginia corporation, having its principal office at 120 Tredegar Street, Richmond, Virginia 23219 (the “Company”), and THE BANK OF NEW YORK MELLON (successor to JPMORGAN CHASE BANK, N.A. (formerly known as THE CHASE MANHATTAN BANK)), a New York banking corporation, as Trustee (herein called the “Trustee”).

WITNESSETH:

WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of June 1, 2000 (the “Original Indenture”) with the Trustee;

WHEREAS, by the Twenty-Seventh Supplemental Indenture between the Company and the Trustee dated as of December 1, 2004 (the “Twenty-Seventh Supplemental Indenture”), the Company has established and provided for the issuance of the Company’s 2004 Series C 2.125% Convertible Senior Notes Due 2023 (the “Series C Senior Notes”);

WHEREAS, the Original Indenture, as heretofore supplemented and amended, including without limitation as supplemented by the Twenty-Seventh Supplemental Indenture (the “Current Indenture”), is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and amended, and as further supplemented by this Thirty-Ninth Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, the Company is entering into this Thirty-Ninth Supplemental Indenture with the Trustee for the purpose of amending the Twenty-Seventh Supplemental Indenture, effective as of December 16, 2008 (the “Effective Date”), without the consent of the Holders of the Series C Senior Notes pursuant to Section 901 of the Original Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Thirty-Ninth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS TO THE TWENTY-SEVENTH SUPPLEMENTAL INDENTURE

Section 100 Amendment to Section 106(a). As of the Effective Date, Section 106(a) of the Twenty-Seventh Supplemental Indenture is hereby amended and restated as follows:

“(a) The Series C Senior Notes shall not be redeemable at the option of the Company before December 16, 2011. On or after December 16, 2011, the Series C Senior Notes shall be redeemable, in whole or from time to time in part, at the option of the Company on any date (a “Redemption Date”), at a redemption price equal to 100% of the principal amount of the Series C Senior Notes to be redeemed plus any accrued and unpaid interest on the principal amount to be redeemed to but excluding the Redemption Date (the “Redemption Price.”).”

Section 200 Amendment to Section 108(a). As of the Effective Date, Section 108(a) of the Twenty-Seventh Supplemental Indenture is hereby amended and restated as follows:

“(a) On each of December 15, 2006, December 15, 2008, December 15, 2011, December 15, 2013 and December 15, 2018 (each, a “Put Date”), each Holder shall have the right, at such Holder’s option, to require the Company to purchase any or all of such Holder’s Series C Senior Notes for cash. The Company shall purchase such Series C Senior Notes at a price equal to 100% of the principal amount of the Series C Senior Notes to be purchased plus any accrued and unpaid interest on the principal amount to be purchased to but excluding the Put Date.”

Section 300 Amendment to Exhibit A, fourth paragraph. As of the Effective Date, the fourth paragraph on the face of the Form of 2004 Series C 2.125% Convertible Senior Note Due 2023 attached as Exhibit A to the Twenty-Seventh Supplemental Indenture is hereby amended and restated as follows:

“The Securities of this series shall be redeemable, in whole or from time to time in part, at the option of the Company on any date on or after December 16, 2011 (a “Redemption Date”), at a Redemption Price equal to 100% of the principal amount of the Securities of this series to be redeemed plus any accrued and unpaid interest on the principal amount to be redeemed to but excluding the Redemption Date.”

Section 400 Amendment to Exhibit A, sixth paragraph. As of the Effective Date, the sixth paragraph on the face of the Form of 2004 Series C 2.125% Convertible Senior Note Due 2023 attached as Exhibit A to the Twenty-Seventh Supplemental Indenture is hereby amended and restated as follows:

“A Holder shall have the option to require the Company to purchase any or all of the Securities of this series held by such Holder on December 15, 2006, December 15, 2008, December 15, 2011, December 15, 2013 and December 15, 2018 (each, a “Put Date”) at a purchase price (the “Purchase Price”) equal to the principal amount of the Securities of this series to be purchased plus any accrued and unpaid interest to but excluding the Put Date, upon delivery of a Put Notice containing the information set forth in the Indenture, from the opening of business on the date that is 25 Business Days prior to such Put Date until the close of business on the fifth Business Day prior to such Put Date and upon delivery of the Securities of this series to the Paying Agent by the Holder as set forth in the Indenture.”

Section 500 Amendment to Exhibit A, reverse of Form of Series C Senior Note. As of the Effective Date, the first sentence of the first paragraph on the reverse of the Form of 2004 Series C 2.125% Convertible Senior Note Due 2023 attached as Exhibit A to the Twenty-Seventh Supplemental Indenture is hereby amended and restated as follows:

“This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 1, 2000, as heretofore supplemented and amended and as further supplemented by a Twenty-Seventh Supplemental Indenture dated as of December 1, 2004, as amended by a Thirty-

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Ninth Supplemental Indenture Amending the Twenty-Seventh Supplemental Indenture dated as of December 1, 2008 (collectively, as amended or supplemented from time to time, herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A. (successor to The Chase Manhattan Bank)), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.”

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 100 Recitals by Company. The recitals in this Thirty-Ninth Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Current Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Series C Senior Notes and of this Thirty-Ninth Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 200 Ratification and Incorporation of Original Indenture and Twenty-Seventh Supplemental Indenture. As amended hereby, the Current Indenture and the Twenty-Seventh Supplemental Indenture are in all respects ratified and confirmed, and the Current Indenture and this Thirty-Ninth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 300 Executed in Counterparts. This Thirty-Ninth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 400 Effectiveness. The amendments to the Twenty-Seventy Supplemental Indenture effected hereby shall take effect and become effective as to all Series C Senior Notes Outstanding on December 16, 2008. Outstanding Series C Senior Notes do not need to be exchanged in order to have these amendments apply to them.

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IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

DOMINION RESOURCES, INC.

/s/ G. Scott Hetzer
Name:	G. Scott Hetzer
Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON, (SUCCESSOR TO JPMORGAN CHASE BANK, N.A. (FORMERLY KNOWN AS THE CHASE MANHATTAN BANK)) as Trustee

/s/ Larry O’Brien
Name:	Larry O’Brien
Title:	Vice President

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